UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2012

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103-3615
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or form address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2012, Sunoco Logistics Partners L.P., a Delaware limited partnership (“SXL”), notified the New York Stock Exchange (“NYSE”) that, due to resignations of directors in connection with the consummation of the merger described in Item 5.01 below, the Audit Committee of the Board of Directors of Sunoco Partners LLC (the “Company”), SXL’s general partner, currently consists of only two members, each of whom is independent.

Section 303A.07 of the NYSE Listed Company Manual requires that each listed company must have an audit committee comprised of at least three members, each of whom, among other requirements, must meet the criteria for independence set forth in Rule 10A-3(b) under the Securities Exchange Act of 1934, as amended.

As a consequence, the Company no longer complies with the audit committee composition requirements as set forth in Section 303A.07 of the NYSE Listed Company Manual. The Company has begun a search for a new independent and financially literate director to fill the vacancy on the Company’s Audit Committee, and SXL expects that the Company’s non-compliance with the NYSE’s audit committee composition requirements will be temporary and that it will regain compliance as soon as practicable.

Item 5.01.	Changes in Control of Registrant.

The events described in this Current Report on Form 8-K occurred in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 29, 2012, as amended by Amendment No. 1 thereto, dated as of June 15, 2012 (the “Merger Agreement”), by and among Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”); Energy Transfer Partners GP, L.P., a Delaware limited partnership and general partner of ETP; Sam Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of ETP (“Merger Sub”); Sunoco, Inc., a Pennsylvania corporation (“Sunoco”), and, solely for the limited purposes set forth in the Merger Agreement, Energy Transfer Equity, L.P., a Delaware limited partnership.

Pursuant to the Merger Agreement, on October 5, 2012, Merger Sub merged with and into Sunoco (the “Merger”), with Sunoco surviving the Merger as a wholly owned, indirect subsidiary of ETP. In the aggregate, Sunoco shareholders received 50 percent of the merger consideration in cash and 50 percent in ETP common units. The total consideration paid in the form of cash was approximately $2.6 billion and the total consideration paid in equity was approximately 54.97 million ETP common units. The merger consideration was funded by ETP from available cash, borrowings under its revolving credit facility, and ETP common units.

Prior to the Merger, Sunoco, through its indirect ownership of the the Company, owned a two percent general partner interest, all of the incentive distribution rights, and a 32.4 percent limited partner interest in SXL. In accordance with the terms of the Merger Agreement, and contemporaneously with the closing of the Merger, Sunoco caused to be contributed to ETP $2.0 billion in cash and the equity interests of the Company, in exchange for 90,706,000 newly issued Class F units of ETP. As a result of the Merger and the above transactions, ETP owns the Company, which owns the general partner interests, incentive distribution rights and a 32.4 percent limited partner interest in SXL.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of the effective time of the Merger on October 5, 2012, each of the following persons voluntarily resigned from the Company’s Board of Directors, and from any Board committees of which they were members: L. Wilson Berry, Jr.; Stephen L Cropper, William H. Easter, III; Gary W. Edwards; Stacy L. Fox; Philip L. Frederickson; Brian P. MacDonald; William R. Silver; and Dennis Zeleny. These resignations were not a result of any disagreements between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Upon the effective time of the Merger, the following individuals were elected to the Company’s Board of Directors: Marshall S. (Mackie) McCrea, III, who will serve as Chairman; Thomas P. Mason; Martin Salinas, Jr.; Steven R. Anderson; and Basil L. Bray. Michael J. Hennigan will remain on the Company’s Board. Also, as of the effective time of the Merger, Michael J. Colavita resigned as Interim Chief Financial Officer of the Company, and Mr. Salinas was appointed as Chief Financial Officer.

Mr. McCrea, 52, is President, Chief Operating Officer and Director of Energy Transfer Partners, L.L.C., the owner of ETP’s general partner (“ETP LLC”). Mr. Salinas, 40, is the Chief Financial Officer of ETP LLC; and Mr. Mason, 55, is Senior Vice President, General Counsel and Secretary of ETP LLC.

ETP controls, and also owns a significant limited partner interest in, SXL. Since Messrs. McCrea, Mason and Salinas are each an employee of ETP LLC, they participate in the employee benefit plans and compensatory arrangements sponsored by ETP and its affiliates, and those entities determine the components of compensation for Messrs. McCrea, Mason and Salinas, including base salary and annual incentive awards. Neither the Company nor SXL has any control over this compensation determination process.

Currently, directors who are also employees of the Company, or any of its respective subsidiaries or affiliates, receive no additional compensation for service on the Company’s Board of Directors or any committees thereof. Mr. Anderson and Mr. Bray will participate in the compensation program for the Company’s outside directors, described on pages 150 through 152 in the Company’s Annual Report on Form 10-K for 2011 (filed with the SEC February 24, 2012). Mr. Anderson and Mr. Bray will be appointed to serve on the Company’s Audit Committee, and their compensation for the 2012 board year will be prorated to reflect the commencement date of their service on the Board.

There is no arrangement or understanding between any of these newly elected directors, and any other person pursuant to which such directors were elected. There are no related person transactions in which any of these newly elected directors has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with the consummation of the Merger, Michael J. Hennigan has accepted an offer letter from ETP, effective as of October 5, 2012, to continue in his current positions as the Company’s President and Chief Executive Officer, and a director (the “Offer Letter”). The terms of the Offer Letter include the following:

•	Base salary of $550,000, on an annualized basis;

•	Target bonus opportunity at 100 percent of base salary;

•

Retention of Mr. Hennigan’s right to certain benefits in the event of termination of employment or a change in control of the Company under the Sunoco Partners LLC Special Executive Severance Plan (the “SESP”) for a period of two-years from the effective time of the Merger. The Offer Letter amended and limited the events giving rise to a “Qualifying Termination” under the SESP;

•

One-time award, granted as of December 5, 2012, under the Company’s Long-Term Incentive Plan, consisting of 90,000 SXL restricted units and cash distribution rights, vesting incrementally over a five-year period. The first percentage vesting will occur on October 6, 2014 (the “Initial Vesting Date”), and all distributions associated with the award prior to the Initial Vesting Date will be accrued, but not paid, until the Initial Vesting Date;

•

Eligibility, on a discretionary basis, for annual long-term equity incentive awards, consisting of SXL restricted units having a value equal to 200 percent to 300 percent of annual base salary (subject to a five-year graded vesting period);

•	Conversion of the present value ($2,789,413) of certain Sunoco deferred compensation benefits to the Energy Transfer Partners Deferred Compensation Plan for Former Sunoco Executives; and

•

Eligibility to participate in the employee benefit plans, including non-qualified deferred compensation, retirement, health and other welfare benefit plans, offered to similarly situated executives of ETP.

The foregoing description of Mr. Hennigan’s Offer Letter does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Offer Letter which will be included as an exhibit to SXL’s Quarterly Report on Form 10-Q for the third quarter 2012, to be filed with the SEC on or before November 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay
Vice President, General Counsel and Corporate Secretary

October 12, 2012

Philadelphia, PA